EXHIBIT 10.6

                                PROMISSORY NOTE

$500,000.00 (U.S.)                                          September 8, 1998

      FOR VALUE RECEIVED, and intending to be legally bound, the undersigned John G. Vondrak, a Texas resident having his home address at 2111 Welch, A 216, Houston, TX 77019 (Referred to herein as "Maker"), promises to pay to the order of APPLE ORTHODONTIX, INC., a Delaware corporation whose corporate headquarters are located at 2777 Allen Parkway, Suite 700, Houston, Texas, or its assignee(s) or transferee(s) ("Payee") in lawful money of the United States of America, on such terms and at such times as are set forth herein, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), or so much thereof as may be outstanding hereunder prior to maturity, together with interest at the annual rates specified below, on any and all principal amounts remaining unpaid hereunder and from time to time outstanding from the date hereof until such principal amounts are paid.

      The unpaid principal amount of this Note shall bear interest from the date hereof until paid at a rate per annum equal to the lesser of (i) eight and one-half percent (8.50%) , or (ii) the Highest Lawful Rate (as hereinafter defined).

      Principal and interest shall be due and payable in full on September 9, 2000, unless the maturity of this Note is accelerated to an earlier date.

      The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied first to accrued and unpaid interest, if any, and then to principal.

      If any of the following shall occur, then the holder of this Note may, at its option, declare all of the indebtedness evidenced by this Note to be forthwith due and payable and, in addition, exercise all rights and remedies otherwise permitted under applicable law: any payment, whether of principal, interest or other amounts, provided for hereunder shall not be paid when due, and such default in payment shall continue for a period of fifteen days following receipt by Maker of written notice from Payee of non-payment; or shall admit their inability to pay his debts as they mature, or shall make an assignment for the benefit of its creditors; or proceedings in bankruptcy, or for reorganization of Maker, or for the readjustment of any of their debts under the United States Bankruptcy Code, as amended, or any proceeding under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by Maker; or a receiver or trustee shall be appointed for Maker, or for any substantial part of their assets.

      All signers and endorsers of this Note are to be regarded as principals as to their respective joint and several liability to any holder hereof, and Maker and each of the guarantors, sureties and endorsers hereof, to the fullest extent permitted by applicable law, hereby expressly and severally waive grace, demand, presentment for payment, notice of dishonor, notice of nonpayment, protest and notice of protest, notice of intent to accelerate, notice of acceleration of the indebtedness due hereunder, any other notice of any kind with respect to this Note, and diligence in collecting this Note or enforcing any security rights of any holder hereof under any document securing this Note, and agree (i) that any holder of this Note may, at any time, and from time to time, extend the date of maturity of all or any part hereof or renew this Note, or accept partial payments hereunder, or rearrange the indebtedness evidenced hereby, in each case without notifying or obtaining the consent of Maker or any such other principal hereof, each of whom shall remain fully obligated for the payment hereof; (ii) that it will not be necessary for any holder hereof, in order to enforce payment of this Note, first to institute or exhaust its remedies against Maker or any other party liable therefor or to enforce its rights against any security for this Note; and (iii) to any substitution, exchange or release of any security hereafter given for this Note, or the release of any party primarily or secondarily liable hereon, or any other circumstance which might otherwise constitute a defense available to, or a discharge of, Maker or any guarantor, surety or endorser with respect to its obligations in respect of this Note.

      As of the date hereof, this Note is secured by a security interest in 250,000 shares of Class A or B Common Stock of Apple Orthodontix, Inc. pursuant to a stock pledge agreement.

      To the fullest extent permitted by applicable law, if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, Maker agrees to pay to the holder hereof the reasonable costs and reasonable attorney's fees incurred in the collection hereof.

      No modification or waiver of any of the provisions of this Note shall be effective unless in writing, signed by the holder hereof, and only to the extent set forth therein; and no waiver shall be effective except in the specific instance for which given; and no failure by the holder of this Note to exercise, and no delay in exercising, any right or remedy hereunder or under any other document, instrument or agreement shall constitute a waiver thereof on the part of any holder; nor shall any single or partial exercise of any right or remedy hereunder or under any other document, instrument or agreement preclude any other or further exercise thereof or the exercise of any other right or remedy.

      It is the intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Note whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Note (the "Applicable Usury Laws"). Accordingly, if any acceleration of the maturity of this Note or any payment by Maker or any other person or entity produces a rate in excess of the Highest Lawful Rate or results in Maker or such other person or entity being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or if any holder hereof shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, notwithstanding any other provision of this Note or any other agreement or instrument, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under Applicable Usury Laws that is contracted for, taken, charged, collected, reserved or received under this Note or otherwise shall under no circumstances exceed the Maximum Amount, and any amount that would be excessive interest shall be applied to the reduction of the principal amount owing in respect of this Note and not to the payment of interest, or if such excessive amount exceeds the principal amount owing in respect of this Note, any excess shall be promptly refunded to the Maker or such other person or entity by the holder hereof; (iii) neither Maker nor any other person or entity shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount; and (iv) the effective rate of interest on this Note shall be ipso facto reduced to the Highest Lawful Rate, as hereinafter defined, and the provisions of this Note immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all Applicable Usury Laws. All sums paid, or agreed to be paid, to any holder hereof for the use, forbearance or detention of the indebtedness of the Maker evidenced by this Note shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness evidenced by this Note. As used herein, the term "Maximum Amount" means the maximum nonusurious amount of interest which may be lawfully contracted for, taken, charged, collected, reserved or received by the holder hereof in connection with the indebtedness evidenced by this Note under all Applicable Usury Laws, and the term "Highest Lawful Rate" means the maximum rate of interest, if any, that may be contracted for, taken, charged, collected, reserved or received under all Applicable Usury Laws on the principal balance of this Note from time to time outstanding.

      THIS NOTE SHALL BE SUBJECT TO AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

      IN WITNESS WHEREOF, each of the undersigned has caused this Note to be executed in Austin, Texas on the date first above appearing.




                                          JOHN G. VONDRAK
                                          John G. Vondrak, Individually